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                                                                    EXHIBIT 10.1
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                     1994 KEY EMPLOYEE STOCK INCENTIVE PLAN

                  1. The total number of shares that may be issued and sold under options granted pursuant to this 1994 Key Employee Stock Incentive Plan (this "Stock Incentive Plan") shall not exceed 474,705 shares of the Class A Common Stock, par value $.001 per share ("Class A Common Stock"), of Sinter Metals, Inc., a Delaware corporation (the "Company"), except to the extent of adjustments required or authorized by Paragraph 5 of this Stock Incentive Plan. Such shares may be treasury shares or shares of original issue or a combination of the foregoing.

                  2. The Board of Directors of the Company may, from time to time and upon such terms and conditions as it may determine, authorize the granting to officers (including officers who are members of the Board of Directors) and to other key employees of the Company or any of its subsidiaries of options to buy from the Company shares of Class A Common Stock and may fix the number of shares to be covered by each such option. Successive options may be granted to the same person whether or not the option or options first granted to such person remain unexercised.

                  3. Options granted under this Stock Incentive Plan may be (a) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (b) options which are not intended so to qualify under the Internal Revenue Code, or (c) combinations of the foregoing. No option shall run for more than ten years from the date





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granted. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution. Options exercised during the optionee's lifetime shall be exercisable only by him or by his guardian or legal representative.

                  4. The option prices for options may be more than, equal to or less than the fair market value of the shares covered by the option, as the Board of Directors shall determine at the time of grant. The option price for any shares shall be payable (a) in cash or by check, (b) if authorized by the Board of Directors (either in the Stock Option Agreement for the options or thereafter) by delivery to the Company of a promissory note or notes of the optionee for up to 80% of the option price and with such other terms as the Board of Directors may determine from time to time, (c) by the transfer to the Company by the optionee of shares or vested options for the purchase of shares of Class A Common Stock having a value (net of the exercise price, in the case of options) at the time of exercise equal to the portion of the option price for which such transfer is made, or (d) by a combination of such methods of payment.

                  5. The Board of Directors may make or provide for such adjustments in the option price and in the number or kind of shares of the Company's Class A Common Stock or other securities covered by outstanding options as such Board may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any increase or decrease in the number or change in the kind of





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shares of capital stock of the Company by reason of a stock dividend, stock split, reverse stock split, recapitalization, or other such increase or decrease or change effected without the receipt of consideration by the Company, or (b) any consolidation or merger or other reorganization, or (c) any distribution of rights or warrants to purchase stock to all holders of the Company's common stock, or (d) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under this Stock Incentive Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board of Directors may also make or provide for such adjustments in the number or kind of shares of the Company's Class A Common Stock or other securities which may be sold under this Stock Incentive Plan as such Board may determine is appropriate to reflect any transaction or event described in the preceding sentence.

                  6. The form of any Stock Option Agreements shall be prescribed by the Board of Directors, and any Stock Option Agreement evidencing an outstanding option may, with the concurrence of the affected optionee, be amended by the Board of Directors, provided that the terms and conditions of each such Stock Option Agreement and amendment are not inconsistent with this Stock Incentive Plan.





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                  7. The Board of Directors may, with the concurrence of the affected optionee, cancel any option granted under this Stock Incentive Plan. In the event of any such cancellation, the Board of Directors may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Stock Incentive Plan, would have been applicable had the cancelled options not been granted.

                  8. This Stock Incentive Plan may be amended from time to time by the Board of Directors but without further approval by the stockholders of the Company no such amendment shall increase the aggregate number of shares of Class A Common Stock that may be issued and sold under this Stock Incentive Plan (except that adjustments authorized by Paragraph 5 shall not be limited by this provision) or change the designation in Paragraph 2 of the class of employees eligible to receive options or, to the extent Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule to the same effect) is then applicable to this Stock Incentive Plan, cause such Rule to no longer be applicable to this Stock Incentive Plan.

                  9. This Stock Incentive Plan shall be administered by the Board of Directors until the consummation of the initial public offering of the Class A Common Stock pursuant to a registration statement that shall have become effective under the Securities Act of 1933 (the "IPO"). Upon the consummation of the IPO, the authority of the Board of Directors under the Stock





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Incentive Plan shall be delegated to the Compensation Committee of the Board of
Directors, provided that it is a committee of not less than three members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3, and this Stock Incentive Plan shall thereafter be administered by the Committee.

                  10. No option shall be granted under this Stock Incentive Plan after December 31, 2004.

                  11. This Stock Incentive Plan shall become effective upon the filing of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware creating the Class A Common Stock.